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Exhibit 5.4

CONSENT OF FRASER MILNER CASGRAIN LLP

We hereby consent to the reference to our firm in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption "Income Tax Considerations — Canadian Federal Income Tax Considerations."

/s/ Fraser Milner Casgrain LLP
November 29, 2002
Toronto, Ontario

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CONSENT OF FRASER MILNER CASGRAIN LLP